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                                                                    EXHIBIT 1(1)

                                ESCROW AGREEMENT


        AGREEMENT made as of this 4th day of June, 1999 by and among CanArgo Energy Corporation (the "Issuer" or "Company") and SST Holdings, Inc., dba Signature Stock Transfer, Inc. (the "Escrow Agent"), whose addresses appear on the Information Sheet attached to this Agreement.

                                  WITNESSETH:

        WHEREAS, the Issuer has filed Registration Statement No. 333-72295 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") on Form S-1 to register under the Securities Act of 1933, 21,264,643 shares (the "Securities") of the Common Stock, par value $.10 per share ("Common Stock"), of the Issuer;

        WHEREAS, following the declaration by the SEC of the effectiveness of the Registration Statement the Issuer proposes to offer the Securities for sale on an "all or none" basis with respect to 11,500,000 shares of Common Stock (the "Minimum Securities Amount") which are to be sold at a price of U.S. Thirty Cents ($.30) or 2.35 NOK (Norwegian Kroner) per share of Common Stock, all as set forth on the Information Sheet (the "Information Sheet") attached hereto as Exhibit A and incorporated herein by this reference;

        WHEREAS, the Issuer proposes to establish an escrow account (the "Escrow Account"), to which subscription monies which are received by the Escrow Agent directly or indirectly from subscribers in connection with such offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

        WHEREAS, the Escrow Agent has established a special bank account into which the subscription monies, which are received by the Escrow Agent directly or indirectly from subscribers and credited to the Escrow Account, are to be deposited;

        WHEREAS, subscription monies will also be deposited into bank accounts maintained by Orkla Finans (Fondsmegling) ASA as escrow agent (the "Norway Account"); and

        WHEREAS, the Escrow Agent also serves as the transfer agent and registrar for the Common Stock.



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        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

                1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet.

                2. Establishment of the Bank Account.

                2.1 The Escrow Agent shall establish a non-interest-bearing bank account bearing the designation set forth on the Information Sheet (the "Bank Account") at Compass Bank, Dallas, Texas (the "Bank"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks, bank drafts, money orders or wire transfers) which are received from prospective purchasers of the Securities and are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system, and (c) the disbursement of collected funds, all as described herein.

                2.2 The Escrow Agent shall not accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to the effective date of the Registration Statement (the "Effective Date").

                2.3 The initial Offering Period shall consist of the period set forth on the Information Sheet. The Offering Period shall be extended for an Extension Period only if the Escrow Agent shall have received written notice thereof at least two (2) business days prior to the scheduled expiration of the Offering Period. The Extension Period, which shall be deemed to commence simultaneously with the expiration of then initial Offering Period and shall end on the date set forth in such notice not to exceed the period set forth on the Information Sheet. The last day of the initial Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date". After the Termination Date subscribers shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

                3. Deposits to the Bank Account.

                3.1 Prospective purchasers of the Securities may deliver to the Escrow Agent monies representing the purchase price of the Securities, which monies shall be in the form of checks, bank drafts, money orders or wire transfers. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks, bank drafts or money orders (referred to as "checks" herein) delivered to the Escrow Agent shall be made payable to "Signature Stock Transfer, Inc., as Agent for CanArgo Energy Corporation". Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Company (together with any



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Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

                3.2 Promptly after receiving subscription monies as described in
Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts". The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the prospective purchaser shall inform the Escrow Agent in writing of its name, address, taxpayer identification number (if any), the amount of Securities subscribed for by such prospective purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information"). The Escrow Agent shall mark all Subscription Information with the date and time it is received by the Escrow Agent.

                3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

                3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent's regular business hours.

                3.5 Only those Escrow Amounts which have been deposited in the Bank Account and subscription monies which have been deposited in the Norway Account and which have cleared the banking system and have been collected in such Accounts are herein referred to as the "Fund".

                3.6 The Escrow Agent and Orkla Finans shall advise each other daily as to the amount of the Fund held in each of the Norway Account and the Bank Account. The aggregate Fund in both the Norway Account and Bank Account is referred to herein as the "Total Fund."

                4. Disbursement from the Bank Account.

                4.1 If by 9:00 a.m. Central Daylight Time on the Termination Date the amount of the Total Fund is less than the aggregate Offering Price in U.S. dollars and/or Norwegian kroner necessary to purchase the Minimum Securities Amount, as indicated by the Subscription Information submitted to the Escrow Agent and Orkla



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Finans, then in such case the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such prospective purchaser which is then held in the Bank Account or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer of its distribution of the Fund.

                4.2 If at any time up to 9:00 a.m. Central Daylight Time on the Termination Date, the amount of the Total Fund is at least equal to the aggregate Offering Price in U.S. dollars and/or Norwegian kroner necessary to represent the consideration for the purchase of not less than the Minimum Securities Amount, as indicated by the Subscription Information submitted to the Escrow Agent and Orkla Finans, the Escrow Agent shall promptly notify the Issuer of such fact in writing. The Escrow Agent shall promptly disburse the Fund, by drawing checks on or making wire transfers from the Bank Account in accordance with instructions in writing signed by the Issuer as to the disbursement of the Fund, promptly after the Escrow Agent receives such instructions and confirms the concurrent issuance to the purchasers of the Securities being purchased with the funds being disbursed.

                4.3 In the event the Issuer determines to reject in whole or in part the subscription of any prospective purchaser for whose account Escrow Amounts have been deposited in the Escrow Account, the Issuer shall promptly notify the Escrow Agent of such determination. Upon receipt of such notification, the Escrow Agent shall promptly refund to such prospective purchaser the amount of payment received from such purchaser attributable to the rejected subscription which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction therefrom, by drawing checks on the Bank Account for the amounts of such payments and transmitting them to such purchaser.

                4.4 Upon disbursement of the Fund pursuant to the terms of this
Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

                5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

                5.1 The Escrow Agent shall notify the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent. The Issuer will receive similar information from Orkla Finans.



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                5.2 The Escrow Agent shall not be responsible for the
performance by the Issuer of its obligations under this Agreement, or for any obligations of Orkla Finans.

                5.3 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

                5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

                5.5 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

                5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.



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                5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

                6. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon three (3) business days' written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

                7. Representations and Warranties. The Issuer hereby represents and warrants to Escrow Agent that:

                7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.



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                7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

                7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

                7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

                8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

                9. Indemnification and Contribution.

                9.1 The Issuer ( the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

                9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

                9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.



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                10. Governing Law and Assignment. This Agreement shall be
construed in accordance with and governed by the laws of the State of Texas and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

                11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Issuer at its address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth on the Information Sheet.

                12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

                13. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

                14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                            CanArgo Energy Corporation


                                            By: /s/ Michael Binnion
                                               ---------------------------------
                                               Michael Binnion, President



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                                            SST  Holdings,   Inc.,   dba,
                                            Signature Stock Transfer, Inc.


                                            By: /s/ Kathleen Bogutski
                                               ---------------------------------
                                               Kathleen Bogutski, President



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                       ESCROW AGREEMENT INFORMATION SHEET

1.      The Issuer
        Name:  CanArgo Energy Corporation
        Address: 1400 Broadfield Boulevard, Suite 100, Houston, Texas 77084 State of incorporation or organization: Delaware

2.      The Escrow Agent
        Name:  SST Holdings, Inc., dba Signature Stock Transfer, Inc.
        Address:  14675 Midway Road, Suite 221, Dallas, Texas 75224-9651

3.      The Securities
        Description of the Securities to be offered: up to 21,264,643 shares of Common Stock, par value $.10 per share, of CanArgo Energy Corporation Offering Price per share: U.S. $0.30 or NOK 2.35 (Norwegian kroner)

4.      Minimum Amount Required for Disbursement of the Escrow Account
        The total amount of securities which must be subscribed for and for which Total Funds have been deposited at the applicable Offering Price based on each subscription before the Escrow Account may be disbursed to the Issuer is 11,500,000 shares ("Minimum Securities Amount").

5.      Offering Period
        Initial Offering Period:   From 9:00 a.m. Central Daylight time on the
        date after the day when the prospectus is first available for distribution in Norway through 9:00 a.m. Central Daylight Time on any date through June 30, 1999
        Extension Period, if any: 9:00 a.m. Central Daylight Time on any date after June 30, 1999 through August 6, 1999

6.      Title of Escrow Account: SST Holdings Inc. Escrow #2

7.      Wire Instructions
        Bank Name:  Compass Bank
        Bank Address:  14852 Preston Road, Dallas, Texas 75240
        Account Name:  SST Holdings Inc. Escrow #2
        Account Number:  74784542
        ABA Routing No.:  111907445

8.      Escrow Agent Fees
        Amount due on execution of the Escrow Agreement:  $1,000
        Fee for initial closing of at least Minimum Securities Amount: $1,000 Fee for each additional closing: $500



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